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                                                                     EXHIBIT 5.1


                     [VINSON & ELKINS L. L. P. LETTERHEAD]



                                December 15, 1999


Nucentrix Broadband Networks, Inc.
200 Chisholm Place, Suite 200
Plano, Texas 75075

         Re:      Nucentrix Broadband Networks, Inc.
                  Common Stock, $.001 par value
                  Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel for Nucentrix Broadband Networks, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by certain stockholders of the Company of 3,842,593 shares of its common stock, par value $.001 per share (the "Common Stock"), on the Company's Registration Statement on Form S-1, as amended, registration no. 333-80929 (the "Registration Statement").

         In reaching the opinions set forth herein, we have reviewed those agreements, certificates of public officials, officers of the Company and other persons, records, documents and matters of law that we deemed relevant, including but not limited to (a) the Certificate of Incorporation, as amended, and the By-Laws of the Company, (b) resolutions previously adopted by the Board of Directors of the Company, (c) the Company's Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code dated January 19, 1999, and (d) the Order Confirming Debtor's Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated as of March 15, 1999.

         Based on and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that the 3,842,593 shares of Common Stock to which the Registration Statement relates are legally issued, fully paid and nonassessable.

         The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:



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Nucentrix Broadband Networks, Inc.
December 15, 1999
Page 2


                  a. We have assumed that (i) all signatures on all documents reviewed by us are genuine, (ii) all documents submitted to us as originals are true and complete, (iii) all documents submitted to us as copies are true and complete copies of the originals thereof, (iv) all information submitted to us in the preparation of the Registration Statement is true and complete as of the date hereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in that capacity.

                  b. The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. The opinions expressed herein as to the laws of the State of Delaware are based solely upon the latest official compilation of the General Corporation Law of the State of Delaware publicly available.

                  c. The opinions expressed above speak as of the date hereof and are limited to the matters expressly set forth herein, and no opinion is to be implied or inferred beyond such matters.

                  d. We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.

         We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and filed with the Commission pursuant to the Securities Act, and we hereby consent to that use of our name in the Registration Statement and the Prospectus forming a part thereof, including any amendments thereof or supplements thereto, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

         This firm disclaims any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

                                                     Respectfully submitted,

                                                     VINSON & ELKINS L. L. P.

                                                     By: /s/ RODNEY L. MOORE
                                                        ------------------------
                                                        Rodney L. Moore